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       COOPERATIVE BANKSHARES REPORTS 30% SECOND QUARTER EARNINGS INCREASE

For Immediate Release: July 25, 2006

         Wilmington, NC--Cooperative Bankshares, Inc. (NASDAQ: "COOP") (the "Company") reported net income for the quarter ended June 30, 2006 of $1.8 million or $0.27 per diluted share, an increase of 30.0% over the same quarter last year. Net income for the quarter ended June 30, 2005 was $1.4 million or $0.21 per diluted share. Net income for the six months ended June 30, 2006 was $3.3 million or $0.50 per diluted share, an increase of 28.9% over the same period last year. Net income for the six months ended June 30, 2005 was $2.5 million or $0.39 per diluted share. The increase in net income was mainly due to a rise in net interest income caused primarily by growth in loans. Loans increased 35.7% from June 30, 2005 to June 30, 2006. The majority of this loan growth occurred in construction and land development loans which grew $79.6 million (84.4%), one-to-four family loans which grew $72.6 million (29.9%) and commercial real estate loans which grew $29.6 million (21.7%). Loan growth was primarily attributable to continued strength in the economy of the markets in which the Company conducts its business and a continued emphasis on increased loan production. Per share data has been adjusted to reflect a 3-for-2 stock split in the form of a 50% stock dividend. The stock dividend was paid June 30, 2006 to stockholders of record as of June 12, 2006.

         Total assets increased to $827.7 million at June 30, 2006, an increase of 24.1% compared to $667.1 million at June 30, 2005 and an 11.0% increase compared to $746.3 million at December 31, 2005. Asset growth was primarily the result of continued loan growth, which was primarily funded by deposit growth. Deposits at June 30, 2006 increased to $633.4 million from $565.0 million at December 31, 2005, and from $512.1 million at June 30, 2005. At June 30, 2006, stockholders' equity was $53.5 million, or $8.22 per share, and represented 6.46% of assets, compared to $51.1 million, or $7.91 per share, representing
6.85 % of assets at December 31, 2005.

         Total nonperforming assets were $2.9 million at June 30, 2006. Included in the June 30, 2006 balance were two residential properties totaling $2.6 million. On July 17, 2006 a loan was paid off on one of these properties, reducing the nonperforming asset balance by $2.0 million.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in Eastern North Carolina. The Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through three offices in North Carolina and an office in North Myrtle Beach, South Carolina.

         Statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which contain words such as "expects," "intends," "believes" or words of similar import, are subject to numerous risks and uncertainties disclosed from time to time in documents the Company files with the Securities and Exchange Commission (the "SEC"), which could cause actual results to differ materially from the results currently anticipated. Undue reliance should not be placed on such forward-looking statements.

         The Company has filed a Form 8-K with the SEC containing additional financial information.

For Additional Information
--------------------------
Frederick Willetts, III, President, Todd L. Sammons, CPA, Senior Vice President/CFO, Linda B. Garland, Vice President/Secretary, 910-343-0181

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

             COOPERATIVE BANKSHARES, INC.
                    201 MARKET ST.                                            UNAUDITED SELECTED FINANCIAL DATA
                 WILMINGTON, NC 28401                                                NASDAQ SYMBOL: COOP

        (In thousands, except per share data)
====================================================================================================================================
BALANCES AS OF:                                             06/30/06       03/31/06         12/31/05       09/30/05        06/30/05
====================================================================================================================================
ASSETS                                                 $     827,664    $   782,627      $   746,266    $   715,581    $    667,080
STOCKHOLDERS' EQUITY                                          53,453         52,252           51,096         49,929          48,966
DEPOSITS                                                     633,430        591,871          564,990        542,009         512,097
BOOK VALUE (6,504 SHARES AS OF 06/31/06)                        8.22           8.08             7.91           7.74            7.59

NON-PERFORMING ASSETS:
  ACCRUING LOANS 90 DAYS PAST DUE                              2,278          2,006                9            316             566
  NON-ACCRUAL LOANS                                               18          1,341               23              3               3
  FORECLOSED REO                                                 574             10               26             26              16
                                                       -----------------------------------------------------------------------------
    TOTAL NON-PERFORMING ASSETS                        $       2,870    $     3,357      $        58    $       345    $        585
                                                       =============================================================================

====================================================================================================================================
FOR THE QUARTER ENDED:                                      06/30/06       03/31/06         12/31/05       09/30/05        06/30/05
====================================================================================================================================
NET INTEREST MARGIN                                             3.72%          3.60%            3.69%          3.69%           3.69%
  (NET INTEREST INCOME/AVERAGE INTEREST-EARNING ASSETS)

EARNING ASSETS/LIABILITIES                                     111.2%         110.7%           111.5%         111.8%          111.7%

STOCKHOLDERS' EQUITY/ASSETS                                     6.46%          6.68%            6.85%          6.98%           7.34%

====================================================================================================================================

NET INCOME                                             $       1,808    $     1,464      $     1,457    $     1,506    $      1,391
                                                       =============================================================================

NET INCOME PER DILUTED SHARE                           $        0.27    $      0.22      $      0.22    $      0.23    $       0.21
                                                       =============================================================================
DILUTED WEIGHTED AVERAGE
  NUMBER OF SHARES                                             6,619          6,593            6,580          6,569           6,561
                                                       =============================================================================

ALLOWANCE FOR LOAN LOSSES
    PROVISION                                          $         775    $       585      $       935    $       575    $        650
    CHARGE OFFS                                                  789              7               19             18              22
    RECOVERIES                                                     1              5                3              -               1
                                                       -----------------------------------------------------------------------------
    BALANCE                                            $       7,333    $     7,346      $     6,763    $     5,844    $      5,287
                                                       =============================================================================

Note: Per share information is computed based on the weighted average number of dilutive shares outstanding, after giving the retroactive effect for the 3-for-2 stock split in the form of a 50% stock dividend declared on May 31, 2006 and paid on June 30, 2006.